Exhibit 8

                  TRANSACTIONS IN SHARES EFFECTED BY REPORTING
                           PERSONS DURING PAST 60 DAYS

-------------------------------- ---------------------- -------------------------- -------------------------------
                                   Date of Transaction
Nature of Transaction*               (Trade Date)           Number of Shares             Price per Share**
-------------------------------- ---------------------- -------------------------- -------------------------------
Purchase of Shares by Global            2/09/01                  47,200                        2.304
-------------------------------- ---------------------- -------------------------- -------------------------------
Purchase of Shares by Global            2/12/01                   2,300                        2.279
-------------------------------- ---------------------- -------------------------- -------------------------------
Sale of Shares by Global                2/12/01                  20,000                        2.055
-------------------------------- ---------------------- -------------------------- -------------------------------
Purchase of Shares by Global            2/13/01                  31,400                        2.310
-------------------------------- ---------------------- -------------------------- -------------------------------
Purchase of Shares by Global            2/14/01                    800                         2.310
-------------------------------- ---------------------- -------------------------- -------------------------------
Purchase of Shares by Global            2/15/01                    100                         2.310
-------------------------------- ---------------------- -------------------------- -------------------------------
Purchase of Shares by Global            2/16/01                  44,000                        2.304
-------------------------------- ---------------------- -------------------------- -------------------------------
Purchase of Shares by Global            2/26/01                   4,000                        2.155
-------------------------------- ---------------------- -------------------------- -------------------------------
Purchase of Shares by Global            2/27/01                   3,500                        2.145
-------------------------------- ---------------------- -------------------------- -------------------------------
Purchase of Shares by Global            2/28/01                   9,250                        2.155
-------------------------------- ---------------------- -------------------------- -------------------------------
Purchase of Shares by Global            3/01/01                    100                         2.092
-------------------------------- ---------------------- -------------------------- -------------------------------




---------------------------
* Except as otherwise indicated, all transactions were effected by ordinary broker's transactions in the over-the-counter market.

**       In case of purchases, includes broker's commissions.



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